Exhibit 99.1

NEWS RELEASE
For Immediate Release:
February 25, 2025
Sterling Reports Record Fourth Quarter and Full Year 2024 Results
Provides Full Year 2025 Guidance
THE WOODLANDS, TX – February 25, 2025 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the fourth quarter and full year 2024 and provided full year 2025 guidance.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Due to the deconsolidation of our RHB joint venture on December 31, 2024, RHB is not included in year-end 2024 consolidated backlog. As such, our prior-year comparisons for these metrics are on an adjusted basis to exclude RHB. Please see the "Historical Quarterly Backlog Information” section below for reconciliations to historical figures.
Fourth Quarter 2024 Results
•Revenues of $498.8 million, an increase of 3%
•Gross margin of 21.4%, up from 18.9%
•Net income of $113.2 million, or $3.64 per diluted share, an increase of 182% and 184% respectively
•Excluding the impact of a one-time gain on the deconsolidation of a subsidiary and acquisition-related costs, net income was $45.5 million, or $1.46 per diluted share, an increase of 12% and 13%, respectively
•EBITDA(1) of $167.4 million, an increase of 145%
•Adjusted EBITDA(1) of $76.4 million, an increase of 11%
•Cash flows from operations totaled $497.1 million for the twelve months ended December 31, 2024
•Cash and cash equivalents totaled $664.2 million at December 31, 2024
•Backlog at December 31, 2024 was $1.69 billion
•Combined backlog(2) at December 31, 2024 was $1.83 billion

For the full year ended December 31, 2024, revenue increased by 7% over 2023. The Company reported net income of $257.5 million, or $8.27 per diluted share in 2024, versus $138.7 million, or $4.44 per diluted share, in 2023. Adjusted net income(1) increased 36.3% to $189.9 million, or $6.10 per diluted share in 2024, versus $139.3 million, or $4.46 per diluted share, in 2023. EBITDA(1) increased 59% to $410.9 million in 2024, versus $259.0 million in 2023. Adjusted EBITDA(1) increased 23% to $320.0 million in 2024, versus $259.9 million in 2023.
CEO Remarks and Outlook
“2024 was another record year for Sterling as we grew our adjusted net income by 36% to deliver diluted EPS of $6.10, which was above the high end of our previously guided range,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “Additionally, our gross margins exceeded 20% on an annual basis, a new record, and we generated nearly $500 million of operating cash flow.”
Mr. Cutillo continued, “In the fourth quarter we delivered 3% revenue growth and a 13% increase in adjusted diluted EPS. Our focus on margin expansion continues to drive profitability growth well in excess of revenue growth, and we expect this
(1) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(2) Combined Backlog includes Unsigned Awards of $137.9 million at December 31, 2024.

trend to continue in 2025. Gross profit margins in the quarter of 21.4% remained extremely strong as we have shifted the business toward higher-margin service offerings.
We closed the year with combined backlog of $1.83 billion, which was up slightly from prior year levels on a like-for-like basis. Notably, E-Infrastructure Solutions backlog reached over $1 billion and grew 27% relative to the prior year. Additionally, award activity has been strong in the first quarter of 2025 and our pipeline of high-probability future phase work continues to grow. Our operating cash flow generation in the fourth quarter of 2024 was again excellent at $174 million, driving our net cash position to $348 million, and supporting share repurchases of $20 million.”
Mr. Cutillo added, “In E-Infrastructure Solutions, we achieved 50% operating income growth in the fourth quarter as operating margins expanded nearly 700 basis points to reach 24.1%. This excellent margin profile reflects our shift toward large mission-critical projects, including data centers and manufacturing, where our scale, superior execution, and track record of delivering projects on time are extremely valuable to our customers.
E-Infrastructure revenue increased 8% compared to the prior year quarter, driven by strength in data center work. Notably, data center-related revenue increased over 50% compared to the prior year quarter and now represents over 60% of segment backlog.
Transportation Solutions revenue increased 24% for the full year and operating margins were 6.5%. In the fourth quarter, revenue and operating income declined against a challenging comparison to 4Q23 which benefited from very favorable weather and project timing. We continue to see good demand and project opportunities in our core Rocky Mountain and Arizona regions. We have made the strategic decision to accelerate our shift away from low bid heavy highway work in Texas, which will weigh on revenue and backlog in the near term, but will benefit margins as we move through 2025.
In Building Solutions, full year 2024 revenue increased 1.1% and operating income increased 6.3%. In the quarter, revenue declined 3% and operating income declined 17%. The decline in operating income is entirely attributable to $1.8 million of earn-out expense related to the acquisition of PPG. Our residential businesses continued to be impacted by the slowdown in the Dallas-Fort Worth market, as prospective homebuyers are facing affordability challenges. We remain bullish on the multi-year demand trends in our key geographies and are cautiously optimistic of a rebound in the second half of 2025.”
“We believe 2025 will be another excellent year for Sterling as we continue to drive bottom line growth that outpaces top line growth. The midpoint of our 2025 guidance would represent 10% revenue growth pro forma for the new RHB accounting methodology, 18% adjusted net income growth and 18% adjusted EBITDA growth,” Mr. Cutillo concluded.
Full Year 2025 Guidance
•Revenue of $2.00 billion to $2.15 billion
•Net Income of $215 million to $230 million
•Diluted EPS of $6.75 to $7.25
•EBITDA(1) of $370 million to $395 million
Full Year 2025 Non-GAAP Guidance
Sterling is introducing new non-GAAP methodology for 2025 that includes new adjustments for non-cash stock-based compensation and amortization of intangible assets. In addition, we are expanding our definition of acquisition related costs to include earn-outs. Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2024 results.
•Adjusted Net Income(1) of $252 million to $267 million
•Adjusted Diluted EPS(1) of $7.90 to $8.40
•Adjusted EBITDA(1) of $395 million to $420 million
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Wednesday, February 26, 2025 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, large scale distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; our expected margin growth; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues	$498,833	$485,978	$2,115,756	$1,972,229
Cost of revenues	(392,156)	(394,223)	(1,689,633)	(1,634,591)
Gross profit	106,677	91,755	426,123	337,638
General and administrative expense	(32,598)	(26,111)	(118,424)	(98,703)
Intangible asset amortization	(4,180)	(4,017)	(17,037)	(15,226)
Acquisition related costs	(212)	(521)	(421)	(873)
Other operating expense, net	(7,416)	(5,338)	(25,619)	(17,041)
Operating income	62,271	55,768	264,622	205,795
Interest income	7,824	5,813	27,622	14,140
Interest expense	(5,792)	(6,804)	(25,255)	(29,320)
Gain on deconsolidation of subsidiary, net	91,289	—	91,289	—
Income before income taxes	155,592	54,777	358,278	190,615
Income tax expense	(38,400)	(12,341)	(87,360)	(47,770)
Net income, including noncontrolling interests	117,192	42,436	270,918	142,845
Less: Net income attributable to noncontrolling interests	(3,979)	(2,263)	(13,457)	(4,190)
Net income attributable to Sterling common stockholders	$113,213	$40,173	$257,461	$138,655

Net income per share attributable to Sterling common stockholders:
Basic	$3.69	$1.30	$8.35	$4.51
Diluted	$3.64	$1.28	$8.27	$4.44

Weighted average common shares outstanding:
Basic	30,696	30,819	30,830	30,755
Diluted	31,121	31,334	31,146	31,208

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
Revenues	2024	% of Revenue	2023	% of Revenue	2024	% of Revenue	2023	% of Revenue
E-Infrastructure Solutions	$234,041	47%	$217,472	45%	$923,728	44%	$937,408	48%
Transportation Solutions	174,664	35%	175,685	36%	783,659	37%	630,908	32%
Building Solutions	90,128	18%	92,821	19%	408,369	19%	403,913	20%
Total Revenues	$498,833		$485,978		$2,115,756		$1,972,229

Operating Income
E-Infrastructure Solutions	$56,437	24.1%	$37,616	17.3%	$203,359	22.0%	$140,997	15.0%
Transportation Solutions	8,715	5.0%	12,262	7.0%	50,869	6.5%	41,911	6.6%
Building Solutions	9,246	10.3%	11,164	12.0%	49,083	12.0%	46,193	11.4%
Segment Operating Income	74,398	14.9%	61,042	12.6%	303,311	14.3%	229,101	11.6%
Corporate G&A Expense	(11,915)		(4,753)		(38,268)		(22,433)
Acquisition Related Costs	(212)		(521)		(421)		(873)
Total Operating Income	$62,271	12.5%	$55,768	11.5%	$264,622	12.5%	$205,795	10.4%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$664,195	$471,563
Accounts receivable	247,050	252,435
Contract assets	55,387	88,600
Receivables from and equity in construction joint ventures	5,811	17,506
Receivable from affiliate	32,054	—
Other current assets	17,383	17,875
Total current assets	1,021,880	847,979
Property and equipment, net	236,795	243,648
Investment in unconsolidated subsidiary	107,400	—
Operating lease right-of-use assets, net	52,668	57,235
Goodwill	264,597	281,117
Other intangibles, net	316,390	328,397
Other non-current assets, net	17,044	18,808
Total assets	$2,016,774	$1,777,184
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$130,420	$145,968
Contract liabilities	508,846	444,160
Current maturities of long-term debt	26,423	26,520
Current portion of long-term lease obligations	20,498	19,641
Accrued compensation	36,774	27,758
Other current liabilities	18,997	14,121
Total current liabilities	741,958	678,168
Long-term debt	289,898	314,996
Long-term lease obligations	32,455	37,722
Members’ interest subject to mandatory redemption and undistributed earnings	—	29,108
Deferred tax liability, net	109,360	76,764
Other long-term liabilities	16,625	16,573
Total liabilities	1,190,296	1,153,331
Stockholders’ equity:
Common stock	312	309
Additional paid in capital	288,395	293,570
Treasury stock, at cost	(63,121)	—
Retained earnings	582,495	325,034
Total Sterling stockholders’ equity	808,081	618,913
Noncontrolling interests	18,397	4,940
Total stockholders’ equity	826,478	623,853
Total liabilities and stockholders’ equity	$2,016,774	$1,777,184

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$270,918	$142,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,410	57,403
Amortization of debt issuance costs and non-cash interest	1,146	1,727
Gain on disposal of property and equipment	(3,473)	(5,286)
Gain on deconsolidation of subsidiary, net	(91,289)	—
Deferred taxes	32,573	14,746
Stock-based compensation	19,003	14,622
Changes in operating assets and liabilities	199,816	252,527
Net cash provided by operating activities	497,104	478,584
Cash flows from investing activities:
Acquisitions, net of cash acquired	(11,223)	(51,177)
Disposition, net of cash disposed	—	14,000
Deconsolidation, net of cash	(103,829)	—
Capital expenditures	(80,954)	(64,379)
Proceeds from sale of property and equipment	10,157	13,804
Net cash used in investing activities	(185,849)	(87,752)
Cash flows from financing activities:
Cash received from credit facility	—	2,562
Repayments of debt	(26,539)	(93,491)
Repurchase of common stock	(70,596)	—
Distributions to noncontrolling interest owners	—	(2,450)
Withholding taxes paid on net share settlement of equity awards	(21,452)	(9,567)
Debt issuance costs	—	(1,572)
Other	(36)	(16)
Net cash used in financing activities	(118,623)	(104,534)
Net change in cash, cash equivalents, and restricted cash	192,632	286,298
Cash, cash equivalents and restricted cash at beginning of period	471,563	185,265
Cash, cash equivalents and restricted cash at end of period	664,195	471,563
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$664,195	$471,563

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024, 2023 and 2022 quarterly revenue and income from operations by segment adjusted to conform to our 2025 presentation reflecting the deconsolidation of RHB and continuing operations:

	2024 Quarters Ended (Unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$184,476	$241,312	$263,899	$234,041	$923,728
Transportation Solutions	110,505	158,828	155,063	123,387	547,783
Building Solutions	106,915	108,735	102,591	90,128	408,369
Revenues	$401,896	$508,875	$521,553	$447,556	$1,879,880

Operating Income
E-Infrastructure Solutions	$27,169	$51,677	$68,076	$56,437	$203,359
Transportation Solutions	8,132	15,449	18,573	8,715	50,869
Building Solutions	14,775	13,813	11,249	9,246	49,083
Segment Operating Income	50,076	80,939	97,898	74,398	303,311
Corporate	(7,915)	(8,104)	(10,334)	(11,915)	(38,268)
Acquisition related costs	(36)	(101)	(72)	(212)	(421)
Operating Income	$42,125	$72,734	$87,492	$62,271	$264,622

	2023 Quarters Ended (Unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$205,840	$260,148	$253,948	$217,472	$937,408
Transportation Solutions	89,702	108,890	123,550	115,711	437,853
Building Solutions	86,600	111,089	113,403	92,821	403,913
Revenues	$382,142	$480,127	$490,901	$426,004	$1,779,174

Operating Income
E-Infrastructure Solutions	$24,269	$43,167	$35,945	$37,616	$140,997
Transportation Solutions	5,306	9,856	14,487	12,262	41,911
Building Solutions	8,701	13,480	12,848	11,164	46,193
Segment Operating Income	38,276	66,503	63,280	61,042	229,101
Corporate	(5,459)	(6,181)	(6,040)	(4,753)	(22,433)
Acquisition related costs	(190)	(59)	(103)	(521)	(873)
Operating Income	$32,627	$60,263	$57,137	$55,768	$205,795

	2022 Quarters Ended (Unaudited)
Revenues	March 31	June 30	September 30	December 31	Total
E-Infrastructure Solutions	$168,927	$233,548	$255,530	$247,272	$905,277
Transportation Solutions	95,716	111,424	116,055	91,834	415,029
Building Solutions	80,894	85,639	80,286	74,790	321,609
Revenues	$345,537	$430,611	$451,871	$413,896	$1,641,915

Operating Income
E-Infrastructure Solutions	$21,285	$32,824	$37,533	$29,811	$121,453
Transportation Solutions	4,443	7,410	9,700	5,070	26,623
Building Solutions	9,358	9,751	9,324	8,260	36,693
Segment Operating Income	35,086	$49,985	56,557	43,141	184,769
Corporate	(5,468)	(5,766)	(7,005)	(5,833)	(24,072)
Acquisition related costs	(255)	(230)	(77)	(265)	(827)
Operating Income	$29,363	$43,989	$49,475	$37,043	$159,870

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY BACKLOG INFORMATION
(In thousands)
(Unaudited)

The following tables present our 2024, 2023 and 2022 backlog and combined backlog adjusted to conform to our December 31, 2024 presentation reflecting the deconsolidation of RHB and continuing operations:

	2024 Quarters Ended (Unaudited)
	March 31	June 30	September 30	December 31
Backlog
Backlog including RHB	$2,352,126	$2,098,781	$2,055,081	$2,184,478
Less: RHB Backlog	(528,043)	(476,842)	(485,050)	(491,255)
Backlog excluding RHB	$1,824,083	$1,621,939	$1,570,031	$1,693,223

Combined Backlog
Combined Backlog including RHB	$2,419,748	$2,445,992	$2,374,690	$2,322,391
Less: RHB Backlog	(528,043)	(536,165)	(539,494)	(491,255)
Combined Backlog excluding RHB	$1,891,705	$1,909,827	$1,835,196	$1,831,136

	2023 Quarters Ended (Unaudited)
	March 31	June 30	September 30	December 31
Backlog
Backlog including RHB	$1,624,233	$1,735,669	$2,010,407	$2,067,016
Less: RHB Backlog	(302,189)	(281,500)	(271,894)	(405,799)
Backlog excluding RHB	$1,322,044	$1,454,169	$1,738,513	$1,661,217

Combined Backlog
Combined Backlog including RHB	$1,754,736	$2,392,910	$2,385,587	$2,370,248
Less: RHB Backlog	(318,633)	(446,422)	(432,483)	(561,355)
Combined Backlog excluding RHB	$1,436,103	$1,946,488	$1,953,104	$1,808,893

	2022 Quarters Ended (Unaudited)
	March 31	June 30	September 30	December 31
Backlog
Backlog including RHB	$1,378,335	$1,327,218	$1,411,271	$1,414,342
Less: RHB Backlog	(273,382)	(277,158)	(272,103)	(301,223)
Backlog excluding RHB	$1,104,953	$1,050,060	$1,139,168	$1,113,119

Combined Backlog
Combined Backlog including RHB	$1,466,439	$1,466,943	$1,625,630	$1,689,323
Less: RHB Backlog	(297,695)	(309,198)	(329,901)	(323,556)
Combined Backlog excluding RHB	$1,168,744	$1,157,745	$1,295,729	$1,365,767

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income attributable to Sterling common stockholders	$113,213	$40,173	$257,461	$138,655
Gain on deconsolidation of subsidiary, net	(91,289)	—	(91,289)	—
Acquisition related costs	212	521	421	873
Income tax impact of adjustments	23,354	(117)	23,303	(219)
Adjusted net income attributable to Sterling common stockholders (1)	$45,490	$40,577	$189,896	$139,309

Net income per share attributable to Sterling common stockholders:
Basic	$3.69	$1.30	$8.35	$4.51
Diluted	$3.64	$1.28	$8.27	$4.44

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$1.48	$1.32	$6.16	$4.53
Diluted	$1.46	$1.29	$6.10	$4.46

Weighted average common shares outstanding:
Basic	30,696	30,819	30,830	30,755
Diluted	31,121	31,334	31,146	31,208

(1) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of the net gain on deconsolidation of subsidiary, acquisition related costs, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income attributable to Sterling common stockholders	$113,213	$40,173	$257,461	$138,655
Depreciation and amortization	17,864	14,874	68,410	57,403
Interest (income) expense, net	(2,032)	991	(2,367)	15,180
Income tax expense	38,400	12,341	87,360	47,770
EBITDA(1)	167,445	68,379	410,864	259,008
Gain on deconsolidation of subsidiary, net	(91,289)	—	(91,289)	—
Acquisition related costs	212	521	421	873
Adjusted EBITDA(2)	$76,368	$68,900	$319,996	$259,881

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(2) The Company defines adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary and acquisition related costs.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In thousands)
(Unaudited)

	Full Year 2025 Guidance		Full Year
	Low	High	2024 Actual
Net income attributable to Sterling common stockholders	$215,000	$230,000	$257,461
Gain on deconsolidation of subsidiary, net	—	—	(91,289)
Non-cash stock-based compensation	20,000	20,000	19,003
Intangible asset amortization	25,000	25,000	17,037
Acquisition related costs	5,000	5,000	5,177
Income tax impact of adjustments	(13,000)	(13,000)	13,356
Adjusted net income attributable to Sterling common stockholders (1)	$252,000	$267,000	$220,745

Net income per share attributable to Sterling common stockholders:
Diluted	$6.75	$7.25	$8.27

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$7.90	$8.40	$7.09

Weighted average common shares outstanding:
Diluted	32,000	32,000	31,146

(1) Starting in 2025, the Company will define adjusted net income as GAAP net income excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, intangible asset amortization, acquisition related costs (including earn-outs), and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's quarterly and annual effective tax rate, as applicable, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2025 Guidance		Full Year 2024
	Low	High	Actual
Net income attributable to Sterling common stockholders	$215	$230	$257
Depreciation and amortization	76	81	68
Interest income, net of interest expense	(2)	(4)	(2)
Income tax expense	81	88	87
EBITDA (1)	370	395	411
Gain on deconsolidation of subsidiary, net	—	—	(91)
Non-cash stock-based compensation	20	20	19
Acquisition related costs	5	5	5
Adjusted EBITDA(2)	$395	$420	$344

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest income, and income tax expense.

(2) In 2025, the Company will define adjusted EBITDA as EBITDA excluding the impact of the net gain on deconsolidation of subsidiary, non-cash stock-based compensation, and acquisition related costs (including earn-outs).